    As filed with the Securities and Exchange Commission on December 22, 1998

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           CREATIVE BIOMOLECULES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   94-2786743
                      (I.R.S. Employer Identification No.)

         45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748 (508) 782-1100
                    (Address of Principal Executive Offices)

            CREATIVE BIOMOLECULES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                MICHAEL M. TARNOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CREATIVE BIOMOLECULES, INC.
                                 45 SOUTH STREET
                               HOPKINTON, MA 01748
                                 (508) 435-9001
                     (Name and address of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                      Proposed           Proposed
                                      Amount           maximum            maximum          Amount of
  Title of each class of               to be        offering price       aggregate       registration
securities to be registered         registered(1)    per share(2)    offering price(2)       fee
-----------------------------------------------------------------------------------------------------
Common stock,
  par value $.01 per share........ 250,000 shares       $2.44            $610,000          $169.58
=====================================================================================================


(1) The number of shares of common stock, $.01 par value (the "Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the Creative BioMolecules, Inc. Employee Stock Purchase Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the 1933 Act as follows: in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices per share of the Common Stock on The Nasdaq Stock Market ("Nasdaq") as of a date (December 16, 1998) within 5 business days prior to filing this Registration Statement.

                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission on May 14, 1998, August 14, 1998 and November 13, 1998, respectively.

         3. The Company's Current Reports on Form 8-K filed with the Commission on June 5, 1998, October 13, 1998 and October 21, 1998.

         4. The description of the Common Stock filed with the Commission included in the Registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "1934 Act") filed with the Commission on December 3, 1992, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 14,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated herein by reference from Part II, Item 14 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-46200), as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                         Description
-----------                         -----------

(4.1) Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 33-46200, as amended, and incorporated herein by reference)

(4.2) Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1) to Registrant's Annual Report on Form 10-K for the period ended September 30, 1995 (File No. 0-19910), and incorporated herein by reference)

(4.3) Restated By-Laws of the Registrant (filed as Exhibit 3.4 to Form S-1 Registration Statement (Registration No. 33-46200), or amendments thereto, and incorporated herein by reference)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered

(23.1)   Consent of Deloitte & Touche LLP

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5)

(24) Power of Attorney to file future amendments (included in Part II of the Registration Statement)

(99) Creative BioMolecules, Inc. Employee Stock Purchase Plan, as amended on April 16, 1998 (filed as an Exhibit to the Registrant's Preliminary Proxy Statement for 1998 Annual Meeting of Stockholders (File No. 0-19910))

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Massachusetts, on December 21, 1998.


                                        CREATIVE BIOMOLECULES, INC.

                                        By: /s/ Wayne E. Mayhew III
                                            -----------------------------------
                                            Wayne E. Mayhew III
                                            Vice President and Chief Financial
                                            Officer, Treasurer and Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Tarnow and Wayne E. Mayhew III, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                          Date
----------                           -----                          ----

/s/ Brian H. Dovey             Chairman of the Board           December 21, 1998
----------------------------   and Director
Brian H. Dovey


/s/ Michael M. Tarnow          President, Chief Executive      December 21, 1998
----------------------------   Officer and Director
Michael M. Tarnow              (principal executive officer)


/s/ Charles Cohen              Chief Scientific Officer        December 21, 1998
----------------------------   and Director
Charles Cohen, Ph.D.


/s/ Wayne E. Mayhew III        Vice President and Chief        December 21, 1998
----------------------------   Financial Officer,
Wayne E. Mayhew III            Treasurer and Secretary
                               (principal financial officer)


/s/ Susan B. Blanton           Controller (principal           December 21, 1998
----------------------------   accounting officer)
Susan B. Blanton


/s/ Jeremy L. Curnock Cook     Director                        December 21, 1998
----------------------------
Jeremy L. Curnock Cook


/s/ Martyn D. Greenacre        Director                        December 21, 1998
----------------------------
Martyn D. Greenacre


/s/ Arthur J. Hale             Director                        December 21, 1998
----------------------------
Arthur J. Hale, M.D.


/s/ Suzanne D. Jaffe           Director                        December 21, 1998
----------------------------
Suzanne D. Jaffe


/s/ Michael Rosenblatt         Director                        December 21, 1998
----------------------------
Michael Rosenblatt, M.D.


/s/ James R. Tobin             Director                        December 21, 1998
----------------------------
James R. Tobin

                          EXHIBIT INDEX

Exhibit
   No.                    Description
   ---                    -----------

   4.1      Form of Common Stock Certificate (filed as Exhibit
            4.2 to the Registration Statement on Form S-1,
            Registration No. 33-46200, as amended, and incorporated herein by reference)

   4.2 Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1) to Registrant's
            Annual Report on Form 10-K for the period ended
            September 30, 1995 (File No. 0-19910), and incorporated herein by reference)

   4.3      Restated By-Laws of the Registrant (filed as Exhibit
            3.4 to Form S-1 Registration Statement (Registration
            No. 33-46200), or amendments thereto, and incorporated herein by reference)

   5        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
            Popeo, P.C., with respect to the legality of the original issuance of securities being registered

   23.1     Consent of Deloitte & Touche LLP

   23.2     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and
            Popeo, P.C. (included in Exhibit 5)

   24 Power of Attorney to file future amendments (included in Part II of the Registration Statement)

   99 Creative BioMolecules, Inc. Employee Stock Purchase Plan, as amended on April 16, 1998 (filed as an Exhibit to the Registrant's Preliminary Proxy Statement for 1998 Annual Meeting of Stockholders (File No. 0-19910))